Exhibit (a)(36)


   TEXAS  UTILITIES  COMPANY
   ENERGY PLAZA [] 1601 BRYAN STREET [] DALLAS, TEXAS 75201 [] (214) 812-4600

                                                                     NEWS
                                                                    RELEASE
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          NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION
          IN OR INTO CANADA, AUSTRALIA OR JAPAN
                                                      FOR IMMEDIATE RELEASE
                                                      ---------------------


      TEXAS UTILITIES OFFER CLOSING DATE AND DELISTING OF ENERGY GROUP SHARES

               DALLAS, TEXAS -- JUNE 5, 1998 -- Texas Utilities Company (NYSE:TXU) announces that the Texas Utilities Offer (including the Share Alternative and Loan Note Alternative) will remain open for acceptance until 10:00 p.m. (London time), 5:00 p.m. (New York City time) on Monday, June 22, 1998.

               Texas Utilities also announces that Energy Group Shares will be delisted from the London Stock Exchange effective Tuesday, June 23, 1998, being not less than one month from May 19, 1998, the date that Texas Utilities first announced that it would be seeking to delist Energy Group Shares at the earliest opportunity.

               The last day for trading in Energy Group Shares on the London Stock Exchange will be Monday, June 22, 1998.

               HOLDERS OF ENERGY GROUP SECURITIES ARE STRONGLY ENCOURAGED TO TENDER THEIR SECURITIES AS SOON AS POSSIBLE.

               TEXAS UTILITIES INTENDS TO SEEK TO DELIST ENERGY GROUP AMERICAN DEPOSITARY RECEIPTS THAT TRADE ON THE NEW YORK STOCK EXCHANGE AT THE EARLIEST OPPORTUNITY.

               Texas Utilities Company is an investor-owned holding company for energy service companies engaged in domestic and international electric and natural gas utility services, energy marketing, telecommunications, and other energy-related services.

                                     - END -







          FOR ADDITIONAL
          INFORMATION CONTACT:          DAVID ANDERSON  OR  TIM HOGAN
                                        214/812-4641        214/812-2756
                                        DANDERSON@TU.COM    THOGAN@TU.COM

          GENERAL NEWS MEDIA CONTACTS:  JIM LAWRENCE        214/812-4073
                                        JOAN HUNTER         214/812-4071